UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 5, 2009

PERFORMANCE TECHNOLGIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-27460 (Commission File Number)	16-1158413 (IRS Employer Identification No.)

205 Indigo Creek Drive Rochester, New York		14626
(Address of principal executive offices)		(Zip Code)

(585) 256-0200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 5, 2009, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter and year ended December 31, 2008. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K.

(c) Exhibits.

(99.1) Press release issued by Performance Technologies, Incorporated on February 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE TECHNOLOGIES, INCORPORATED

February 6, 2009	By /s/ John M. Slusser
John M. Slusser
President and Chief Executive Officer

February 6, 2009	By /s/ Dorrance W. Lamb
Dorrance W. Lamb
Chief Financial Officer and Senior Vice President of Finance

Exhibit 99.1

For more information contact: Dorrance W. Lamb SVP and Chief Financial Officer Performance Technologies 585-256-0200 ext. 7276 http://www.pt.com finance@pt.com

Performance Technologies Announces Fourth Quarter 2008 Financial Results

“Company Reports $.02 earnings per share for the latest quarter”

ROCHESTER, NY – February 5, 2009 -- Performance Technologies, Inc. (NASDAQ: PTIX), a leading provider of innovative communications solutions, today announced its financial results for the fourth quarter 2008.

Financial Summary

Revenue in the fourth quarter 2008 amounted to $9.1 million, compared to $10.6 million in the fourth quarter 2007. Revenue for 2008 amounted to $40.5 million, compared to $40.3 million for 2007.

Net income in the fourth quarter 2008 amounted to $.2 million, or $.02 per diluted share based on 11.4 million shares outstanding. Net income for the fourth quarter 2007 amounted to $1.2 million, or $.10 per diluted share, including stock-based compensation expense of $.2 million, or $.01 per share; restructuring charges amounting to $.2 million, or $.01 per share, and a gain on sale of an investment of $.3 million, or $.02 per share, based on 11.8 million shares outstanding.

Net income for 2008 amounted to $1.7 million, or $.14 per diluted share including stock-based compensation expense of $.6 million, or $.03 per share; unsuccessful acquisition expenses of $.2 million, or $.02 per share; and a discrete income tax benefit of $.4 million, or $.03 per share, based on 11.6 million shares outstanding. Net income for 2007 amounted to $1.8 million, or $.14 per diluted share, including stock-based compensation expense of $.7 million, or $.04 per share; write-off of software development costs amounting to $.5 million, or $.03 per share; restructuring charges of $.4 million, or $.02 per share; a gain on sale of an investment of $.3 million, or $.02 per share; a recovery on a note receivable of $.5 million ($.4 million of which is reported in other income), or $.03 per share; and net discrete income tax provision items amounting to $.1 million, or $.01 per share, based on 12.6 million shares outstanding.

The Company had 11.2 million common shares outstanding at December 31, 2008. Under the Company’s stock repurchase programs, approximately .4 million and .6 million shares of its common stock were repurchased for aggregate purchase prices of $1.3 million and $2.3 million during the three and twelve months ended December 31, 2008, respectively. Cash and investments amounted to $33.5 million at December 31, 2008, or $2.98 per share, and the Company had no long-term debt.

“Although our fourth quarter results were certainly impacted by the global economic slowdown,” said John Slusser, president and chief executive officer, “I am pleased that our bottom line performance exceeded our expectations. This result was due to the dedicated work of our employees who diligently pursued our ongoing objectives while maintaining a strong commitment to expense control. 2008 was our thirteenth consecutive year of profitability as a public company and despite the weakening second half economy, we continued our investment in our signaling program, increased our operating income and gross profit, and improved our gross margin (on essentially flat revenues).”

On January 6, 2009, pursuant to an offer made to the Company in October 2008, the single auction rate municipal security held by the Company was sold at its par value of $2.45 million to a brokerage firm for cash.

Business Overview and Guidance

The Company globally targets two primary vertical markets for its communications products, namely telecommunications and aerospace and defense. The telecommunications market, historically our largest vertical market, is fundamentally driven by investments in network infrastructure by carriers and service providers. Telecommunications market revenues derived from our OEM and application-ready systems products are primarily dependent on broad, multi-year deployments of next-generation telecommunications infrastructure. Telecommunications market revenues generated from end solutions, such as our signaling products, are governed by investments necessary to support existing and evolving service demands such as the ongoing worldwide explosive growth in text messaging. Sales into the aerospace and defense market are typically to prime contractors and system integrators that reflect investment levels by various government agencies and military branches in specific programs and projects requiring enhanced communications capabilities.

John Slusser further remarked, “There is little doubt that the current economic environment will impact our business in 2009. Although market interest and activity related to our product portfolio remains strong, actual sales visibility is at an all time low. In light of these conditions, we initiated a staffing reduction in early January to further reduce our expense levels. Despite the necessity for these expense control measures, we remain dedicated to continuing our strategic programs, which are expected to generate long-term growth. In addition, we believe our balance sheet affords us the strength and flexibility to endure the current economic conditions.”

The Company provides guidance only on earnings per share expected in the next quarter. The following statements reflect the Company's current views with respect to future events and financial performance and are forward-looking statements covered within the “safe harbor” provisions described in the Private Securities Litigation Reform Act. Actual results may differ materially from these forward-looking statements. Given the current global economic environment, the Company’s estimates are subject to a higher level of uncertainty than is customary. The Company assumes no obligation to revise or update these forward-looking statements to reflect events or circumstances after today or to reflect the occurrence of unanticipated events. Furthermore, a substantial portion of the Company’s revenue is derived from orders placed within a quarter and shipped in the final month of the same quarter. Management anticipates a loss in the first quarter 2009 to be in the range of ($.05) to ($.10) per share. These per share estimates exclude stock-based compensation expense of $.01 per share and restructuring charges of approximately $.5 million, or $.04 per share.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's periodic reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies (www.pt.com)

Performance Technologies (NASDAQ: PTIX) is a global supplier of advanced network communications and control solutions to end users, application developers and original equipment manufacturers that serve mission critical telecommunications, aerospace and defense markets. The Company provides remotely manageable, IP-centric network elements specifically engineered for high availability, scalability, and long life cycle deployments. Its products are built upon its own U.S. manufactured hardware combined with the Company’s NexusWare® Carrier Grade Linux® operating system and software development environment plus a broad suite of communications protocols and high availability middleware. Performance Technologies’ product portfolio includes the SEGway™ suite of Signaling (SS7/SIP) Transfer Points, Signaling Gateways and Bridges, and its IPnexus® family of COTS-based application ready systems, WAN gateways, and multi-protocol communications servers.

Performance Technologies maximizes the value proposition of its products by leveraging its field proven systems, software and hardware technologies developed over a twenty-eight year record of demonstrated innovation. A tightly integrated combination of these technologies results in measurable benefits to its customers through compelling return-on-investment and substantially accelerated time to market metrics. The Company is headquartered in Rochester, New York and maintains centers of engineering excellence in San Diego and San Luis Obispo, California, and Kanata, Ontario, Canada. It has sales and marketing offices in the U.S. in Raleigh, Chicago, Dallas, and San Jose and international offices in London, England and Shanghai, China.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections. The Company’s future operating results are subject to various risks and uncertainties and could differ materially from those discussed in the forward-looking statements and may be affected by various trends and factors which are beyond the Company’s control. These risks and uncertainties include, among other factors, business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, inability to gauge order flows from customers, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company’s manufacturing capacity and arrangements, the protection of the Company’s proprietary technology, the dependence on key personnel, changes in critical accounting estimates, potential impairments related to goodwill and investments, foreign regulations, and potential material weaknesses in internal control over financial reporting. In addition, during weak or uncertain economic periods, customers’ visibility deteriorates causing delays in the placement of their orders. These factors often result in a substantial portion of the Company’s revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. The Company undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events, or otherwise. Forward-looking statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, Risk Factors, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2007, as contained in the Company’s Annual Report on Form 10-K, and other documents filed with the Securities and Exchange Commission.

###

A conference call will be held on Friday, February 6 at 10:00 a.m., New York time, to discuss the Company’s financial performance for the Fourth quarter 2008. All institutional investors can participate in the conference by dialing (866) 250-5144 or (416) 849-6163. The call will be available simultaneously for all other investors at (866) 494-3387 or (416) 915-1198. A digital recording of this conference call may be accessed immediately after its completion from February 6 through February 10, 2009. To access the recording, participants should dial (866) 245-6755 or (416) 915-1035 using passcode 698064. A live webcast of the conference call will be available on the Performance Technologies website at www.pt.com and will be archived to the site within two hours after the completion of the call.

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

ASSETS

	December 31,	December 31,
	2008	2007

Current assets:
Cash and cash equivalents	$29,218,000	$15,592,000
Investments	2,450,000	14,150,000
Accounts receivable	6,677,000	7,933,000
Inventories	5,303,000	4,783,000
Prepaid income taxes	299,000	713,000
Prepaid expenses and other assets	796,000	916,000
Deferred taxes	1,955,000	2,037,000
Fair value of foreign currency hedges	107,000
Total current assets	46,805,000	46,124,000

Investments	1,797,000	2,500,000
Property, equipment and improvements	2,069,000	2,260,000
Software development costs	3,840,000	3,297,000
Deferred taxes	664,000	1,196,000
Goodwill	4,143,000	4,143,000
Total assets	$59,318,000	$59,520,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$922,000	$1,392,000
Accrued expenses	4,549,000	4,425,000
Total current liabilities	5,471,000	5,817,000

Income taxes payable	400,000	807,000
Total liabilities	5,871,000	6,624,000

Stockholders’ equity:
Preferred stock
Common stock	133,000	133,000
Additional paid-in capital	16,052,000	15,483,000
Retained earnings	46,689,000	45,231,000
Accumulated other comprehensive income	73,000
Treasury stock	(9,500,000)	(7,951,000)
Total stockholders’ equity	53,447,000	52,896,000
Total liabilities and stockholders’ equity	$59,318,000	$59,520,000

PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

Sales	$9,130,000	$10,574,000	$40,517,000	$40,319,000
Cost of goods sold	3,814,000	4,614,000	17,689,000	18,537,000
Software capitalization write-off	76,000		76,000	520,000
Gross profit	5,240,000	5,960,000	22,752,000	21,262,000

Operating expenses:
Selling and marketing	2,104,000	1,871,000	8,251,000	6,824,000
Research and development	2,149,000	2,303,000	9,043,000	9,854,000
General and administrative	1,081,000	1,108,000	4,742,000	4,833,000
Unsuccessful acquisition expenses			229,000
Restructuring charges		153,000		393,000
Total operating expenses	5,334,000	5,435,000	22,265,000	21,904,000
Income (loss) from operations	(94,000)	525,000	487,000	(642,000)

Gain on sale of investment		305,000		305,000
Note receivable recovery				143,000
Other income, net	174,000	470,000	987,000	2,129,000
Income (loss) before income taxes	80,000	1,300,000	1,474,000	1,935,000

Income tax provision (benefit)	(103,000)	129,000	(189,000)	121,000
Net income	$183,000	$1,171,000	$1,663,000	$1,814,000

Basic earnings per share	$.02	$.10	$.14	$.14

Weighted average common shares	11,419,000	11,759,000	11,601,000	12,581,000

Diluted earnings per share	$.02	$.10	$.14	$.14

Weighted average common and
common equivalent shares	11,419,000	11,803,000	11,611,000	12,626,000